                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT dated as of the 11th day of November, 2002 by and among TRIBCO INCORPORATED, a New York corporation ("Seller"), and TRIBCO, LLC, a New York limited liability company ("Buyer"), and NewS Communications, Inc., a Nevada Corporation ("NCI").

                                    RECITALS

         WHEREAS, Seller is engaged in the business of publishing the Queens Tribune, the Press of Southeast Queens and the Western Queens Tribune (the "Publications"), and operating a commercial printing division known as Multi-Media Advertising (together with the Publications referred to herein, the "Business").

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, those assets owned by Seller that are used in connection with the Business on and as of October 31, 2002 (the "Effective Date").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         1.1. Definitions: When used herein, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any given Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Change of Control" means, after the date hereof, (i) an acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Buyer; (ii) a merger or consolidation of Buyer in which Buyer is not the continuing or surviving corporation or pursuant to which shares of Buyer's capital stock are converted into cash, securities or other property other than a consolidation or merger of Buyer in which the holders of Buyer's voting stock immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets Buyer.

         "Contract(s)" means any contract, agreement, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

         "GAAP" shall mean generally accepted accounting principles in the United States as of the date of this Agreement consistently applied.

         "Intellectual Property" means any and all (i) trademarks, service marks, trade dress, logos, trade names, domain names, urls and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, and (ii) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith.

         "Knowledge" means, with respect to Seller or NCI, a fact actually known by any current director or officer of NCI, other than Schenkler or Gary Weiss.

         "Lease" means that certain Lease dated July 1990, commencing November 1, 1990, and renewed on dated June 28, 2000, by and between Lana Estates, Inc. and the Seller d/b/a The Queens Tribune.

         "Liabilities" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

         "Lien" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option, conditional sale or installment Contract or encumbrance of any kind.

         "Material Adverse Effect" means a material adverse effect on the business, operations, assets (including as applicable the Assets), Liabilities, condition (financial or otherwise), results of operations or prospects on a Person.

         "Person" means an individual, a partnership, a corporation, or a division or business unit thereof, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

         "Schenkler" means Michael Schenkler, who is member of Buyer and the Publisher and Editor-in-Chief of the Publications.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         "Tax" or "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on Seller or its Subsidiaries, including, without limitation, taxes, imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer, and gains taxes, and customs duties.

         "Tax Return" shall mean returns, reports, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.

         1.2 Accounting Terms. Unless specifically defined herein, accounting terms shall have the meaning specified by GAAP.

         1.3 Monetary Terms. All references to "Dollars" or "$" shall mean US Dollars unless otherwise specified.


                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS
                          AND ASSUMPTION OF OBLIGATIONS

         2.1. Purchase and Sale of Assets; Excluded Assets.

              (a) Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller, all of Seller's right, title and interest in and to all of its properties, assets, Contracts and rights of Seller as a going concern, of every kind, nature, character and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of Seller on the Closing Date, in each case to the extent related to the Business, including without limitation the following (the "Assets"):

                  (i) all Intellectual Property, including the "Queens Tribune," "Press of Southeast Queens," "Western Queens Tribune," "Multi-Media Web Publishing" and "Multi-Media Advertising" names;

                  (ii) all real property, leaseholds and subleaseholds therein and improvements, fixtures, and fittings thereon including, but not limited to, the Lease;

                  (iii) all tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, furniture and fixtures);

                  (iv) all Contracts to which the Seller is a party, other than Contracts described in Section 2.1(b)(ii);

                  (v) all accounts, notes and receivables and other claims for money or other obligations due, including barter credits;

                  (vi) all claims, deposits, refunds, causes of action, choices in action, rights of recovery, rights of set off and rights of recoupment (other than any such item relating to the payment of Taxes);

                  (vii) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies to the extent assignable;

                  (viii) all books, records, ledgers, files, documents, correspondence, lists, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating to the Business, the Assumed Liabilities and the Receivables being purchased by Buyer other than corporate books and records relating to Taxes;

                  (ix) all records, documents, files, existing computer print-outs and other material owned by or in the possession or under the control of Seller relating to the Business, the Assumed Liabilities and the Receivables being purchased by Buyer;

                  (x) all past and prior customer lists and other contact lists;

                  (xi) the following domain names: www.QueensTribune.com, www.QueensUSA.com and www.QueensPress.com;

                  (xii) any other asset of Seller in respect of which there is an Assumed Liability;

                  (xiii) $2,600, the deposit made by the Council on Foreign Affairs for postage;

                  (xiv) the security deposit made by Seller in connection with the Lease or any other similar deposit made by Seller or NCI for the benefit of the Business; and

                  (xv) Fifty percent (50%) of the Seller's cash collected on November 1, 2002 and all of Seller's cash collected after November 1, 2002.

         All of the Assets shall be conveyed to the Buyer free and clear of all Liabilities and Liens except the Assumed Liabilities.

         (b) Notwithstanding the foregoing, the Assets shall not include the following excluded assets (the "Excluded Assets"):

                  (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, shares of capital stock, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

                  (ii) any of the rights of Seller under this Agreement or any other Contract or instrument executed or received by Seller in connection with this Agreement or any Contract to which Seller is a party but is necessary for the operation of the business of NCI and/or its subsidiaries;

                  (iii) with respect to Taxes accrued for periods on or prior to the Closing Date, any claims, deposits, prepayments, refunds, causes of action, choices of action, rights of recovery, rights of set off and rights of recoupment relating to the payment of such Taxes;

                  (iv) any amounts due from an Affiliate, including amounts due on the Seller's balance sheet from any related party; and

                  (v) any corporate books of Seller and records of Seller relating to Taxes; and

                  (vi) any cash other than cash identified in Section 2.1(a)(xiii), (xiv) and (xv) and bank accounts.

         2.2. Consideration; Payment; Allocations. (a) The purchase price for the Assets (the "Purchase Price") shall consist of the following:

                  (i) $318,333 in cash by wire transfer of immediately available funds contemporaneously with the execution of this Agreement by Seller and NCI;

                  (ii) 500,000 shares of NCI's common stock, which shares shall be surrendered to the Seller contemporaneously with the execution of this Agreement, together with stock powers in form satisfactory for transfer as required by NCI's transfer agent and, having a value of $415,000 based upon the average of the closing prices of NCI's stock for the five trading days preceding the Effective Date (the "NCI Shares"); and

                  (iii) $386,667, which amount shall be payable in accordance with a 5% promissory note payable to Seller in the form of Exhibit A attached hereto (the "Note"), which Note shall be secured by a first priority security interest in all of the assets of the Buyer.

              (b) The Purchase Price shall be allocated among the Assets consistent with the manner as set forth on Exhibit B attached hereto. Such allocation shall be (i) finally prepared by Buyer as soon as reasonably practical, but in no event later than January 31, 2003, and shall be subject to Seller's approval, which shall not be unreasonably withheld, and (ii) in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the

"Code"), and the regulations promulgated thereunder. The Buyer and Seller shall prepare their respective foreign, federal, state and local Tax Returns in a manner consistent with such allocation.

         2.3. Instruments of Conveyance and Transfer. Seller (i) has delivered to Buyer, the instruments of transfer listed in Article VII and (ii) has delivered or will promptly deliver all of the Contracts, books, records and other data relating to the Assets required to place Buyer in actual possession and control of the Assets. In addition, Seller, as soon as is reasonably practicable, will deliver all computer records relating to the Assets and Assumed Liabilities in the electronic format currently maintained by the Seller.

         2.4. Assumption of Certain Obligations; Excluded Liabilities.

              (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall assume the obligations of Seller to pay, perform and discharge when due the following Liabilities of Seller (the "Assumed Liabilities"):

                  (i) all Liabilities of Seller set forth on Schedule 2.4(a) and all Liabilities incurred by Seller (or NCI on behalf of Seller) in the ordinary course of the business of Seller, including, without limitation, accounts payable, commissions, rent, health benefits, salaries, accrued vacation and barter debits but excluding all Taxes other than payroll Taxes accruing prior to the Effective Date;

                  (ii) all Liabilities of Seller under the Contracts to which Seller is a party, except for any Contracts between Seller and NCI, (A) to furnish goods and services to another Person on or after the Effective Date, (B) to pay for goods or services that another Person will furnish to it on or after the Effective Date or (C) which require performance on or after the Effective Date, including the Lease;

                  (iii) one half of any amount paid or required to be paid by Seller or NCI or any Subsidiary of NCI to the State Insurance Fund in connection with matters relating to periods before 1996 on behalf of itself or as a result of the liability of any predecessor of Seller or any Subsidiary of NCI up to a maximum of $25,000;

                  (iv) any Liability for Taxes accruing on or after the Effective Date;

                  (v) to the extent not covered by Seller's or NCI's current insurance policies, any other Liability of Seller, including Liabilities for claims made by any employee of, or independent contractors performing services for, Seller in the ordinary course of business, unless such claim relates to an error or omission caused by NCI or its personnel or which Seller or NCI knew to exist and which was not disclosed to Buyer and included on the Schedules to this Agreement.

              (b) Except for the Assumed Liabilities specifically assumed by Buyer as aforesaid and as otherwise specifically provided for in this Agreement, Buyer is not assuming any other Liabilities of Seller (the "Excluded Liabilities").

         2.5. Assignment of Contracts. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contracts, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third Person thereto, would be a material breach thereof or in any way materially affect the rights of Buyer, NCI or Seller thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would materially affect the rights of Buyer, Seller or NCI, Seller and Buyer shall cooperate (without being required to expend money) with the other in any arrangement designed to provide for Buyer, Seller or NCI enjoyment of the benefits under any such Contracts, including, without limitation, enforcement for the benefit of Buyer or Seller, as the case may be, of any and all rights of Buyer, Seller or NCI under such Contracts. In addition, with respect to any Contract which is an Excluded Asset but is necessary for the operation of the Business, NCI, Seller and Buyer shall cooperate (without being required to expend money) with the other in any arrangement designed to provide for Buyer the enjoyment of the benefits under any such Contracts to the extent necessary to operate the Business.

         2.6. Further Assurances. From time to time after the Effective Date, Buyer, Seller and NCI shall execute and deliver such other instruments of transfer and documents related thereto and take such other action as Buyer, Seller or NCI, as the case may be, may reasonably request in order to more effectively transfer to Buyer, Seller or NCI, and to place Buyer, Seller or NCI in possession and control of, the Assets or the Excluded Assets, as the case may be, or to enable Buyer, Seller or NCI to exercise and enjoy all rights and benefits of Buyer, Seller or NCI with respect thereto. Buyer, Seller and NCI shall take such actions as Seller, Buyer or NCI, as the case may be, may reasonably request in order to assure Buyer assumption of the Assumed Liabilities or to confirm that Buyer has no interest in the Excluded Assets.

         2.7. Future Discovery of Assets. If, at any time following the Closing Date, Seller locates or discovers any Assets, other than Excluded Assets, that were not transferred to Buyer on the Effective Date, Seller agrees to promptly notify Buyer in writing of such location or discovery and to take all such commercially reasonable action necessary to deliver actual possession and control of such Assets as provided in Section 2.6.

         2.8. Pre- and Post-Closing Adjustments. After the Effective Date, Buyer shall reimburse Seller or NCI for any payments made by the Seller or NCI which relate to the Assumed Liabilities or the operation of the Business on or after the Effective Date, including, without limitation, accounts payable, commissions, rent, utilities, payroll and payroll taxes, accrued vacation, employee benefits, print, supplies automobile expenses and travel and entertainment expenses (the "Adjustment Items"). After the Effective Date, Buyer shall reimburse Seller or NCI for any payments that Seller or NCI have made or are required to make in respect of any Adjustment Items which relate to the Assumed Liabilities or the operation of the Business on or after the Effective Date. Any such reimbursement shall be made within 15 days of request therefor, provided appropriate documentation is presented with such request.

                                  ARTICLE III.

                                     CLOSING

         The closing (the "Closing") of the transactions contemplated hereby took place on the date of this Agreement. The time and date of the Closing is referred to herein as the Closing Date. At the Closing, in addition to the sale and transfer of the Assets, there was delivered by the parties hereto such certificates, opinions and other documents as are specified in Article VII hereof.


                                   ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF SELLER AND nci

         Seller and NCI, with respect to certain sections, represent and warrant to, and agree with, Buyer as follows:

         4.1. Organization. Seller and NCI are corporations duly organized, validly existing and in good standing under the laws of the State of New York and Nevada, respectively. Each of Seller and NCI have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Seller and NCI are duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by Seller or NCI or the nature of the business conducted by it makes such qualification necessary. Seller has heretofore delivered to Buyer true, accurate and complete copies of the Certificate of Incorporation and Bylaws of Seller as in effect on the date hereof. Neither Seller nor NCI is not in violation of any of the provisions of its Certificate or Articles of Incorporation or its Bylaws.

         4.2. Capitalization. All of the issued and outstanding capital stock of Seller is owned by NCI. All issued and outstanding shares of capital stock of Seller have been duly authorized and are validly issued, fully paid, nonassessable (except to the extent provided in Section 630(a) of the New York Business Corporation Law) and free of preemptive rights and liens. None of such issued and outstanding shares of capital stock is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale of transfer thereof.

         4.3. Authority Relative to this Agreement. Seller and NCI have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the directors and the sole shareholder of Seller. No other proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Seller and NCI and constitutes the valid and binding agreement of each of Seller and NCI, enforceable against Seller and NCI in accordance with its terms.

         4.4. No Conflict; Required Filings and Consents. (a) Except as set forth in Schedule 4.4, the execution and delivery of this Agreement by Seller or NCI do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, statute, regulation, court order, judgment or decree (whether judicial or administrative) applicable to either Seller or NCI or by which the Assets are bound or affected, (ii) violate or conflict with the Certificate or Articles of Incorporation or By-Laws of Seller or NCI, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the Assets pursuant to any Contract, permit, license or franchise to which Seller or any of the Assets is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a Material Adverse Effect on Seller or the Assets.

              (b) Except as set forth in Schedule 4.4, neither Seller nor NCI is required to submit any notice, report or other filing with any governmental authority or regulatory body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth on
Schedule 4.4, no waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by Seller or NCI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.5. Financial Statements; Undisclosed Liabilities.

              (a) Seller has previously delivered to Buyer and Schedule 4.5 contains: the unaudited financial statements of Seller as of and for the period ending September 30, 2002 (collectively, the "Financial Statements"). Except as described in Schedule 4.5 and assuming that Schenkler and Seller's other management has provided true and accurate information to Seller's accounting personnel, the Financial Statements, (x) are in accordance with the books and records of Seller and (z) present fairly, in all material respects, the financial position and results of operations of Seller at the dates and for the periods to which they relate.

              (b) Since the Effective Date, Seller has not incurred any Liability of any nature, secured or unsecured (absolute, accrued, contingent or otherwise and whether due or to become due), of a nature required to be reflected on the Financial Statements which were not fully reflected or reserved in the Financial Statements, except for those Liabilities and obligations incurred in the ordinary course of business or Liabilities incurred by or at the direction of Schenkler on behalf of the Seller.

         4.6. Real Property Lease.

              (a) With respect to the Lease, and except as set forth on Schedule 4.6:

              (b) To the Knowledge of NCI, Seller has not assigned, sublet, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold.

              (c) To the Knowledge of NCI, there is no action, suit or proceeding pending (to the extent service has been effected) or threatened against Seller that would materially interfere with the quiet enjoyment by Buyer after the Effective Date of the real property leased thereunder.

              (d) To the Knowledge of NCI based upon information provided by Schenkler, the Lease is in full force and effect against Seller and there is not under such Lease any existing breach or default by Seller except for breaches and defaults which would not have a Material Adverse Effect on the Assets. NCI has not received written notice of any act or omission on the part of Seller that constitutes, or with the passage of time or the giving of notice, or both, would constitute a breach or default under the Lease by Seller.

         4.7. Tangible Assets. To the Knowledge of NCI, the Seller has good and marketable title to (or, in the case of any leased Assets, good and valid leasehold interest in and to) all of the Assets, free and clear of all Liens, other than Liens for Taxes not yet due and payable.

         4.8. Labor Matters. To the Knowledge of Seller and NCI, which is based upon the information provided by Schenkler, Schedule 4.8 attached hereto sets forth a true, accurate and complete list of all of the employees of Seller and their respective salaries, incentive plans, if any, pension and profit sharing plans and other employee benefit plans, if any, and health benefits, if any. To the Knowledge of Seller and NCI which is based on the information provided by Schenkler, there are no employment contracts with any of the Seller's employees. To the Knowledge of Seller and NCI which is based on the information provided by Schenkler, all payments including salary and accrued contributions required to be made on behalf of the Seller under any such plan or arrangement have been or will be made up to the Effective Date other than payment of obligations for accrued vacation which obligations are being assumed by Buyer.

         4.9. Employee Benefit Plans; ERISA. Except as set forth on Schedule 4.9, the Seller maintains no "Employee Benefit Plans" (as such term is defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which is subject to any provision of ERISA.

         4.10. Intellectual Property. To the Knowledge of NCI, neither NCI nor Seller has received written notice that Seller has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Person, and to the Knowledge of NCI, Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any Person).

         4.11. Accounts Receivable and Payable. Assuming that Schenkler and any Person under Schenkler's supervision and control have provided true and accurate information to Seller's accounting personnel, set forth on Schedule 4.11 hereof is a listing of the billed and unbilled accounts receivable and accounts payable of Seller as of October 31, 2002.

         4.12. Entire Business; Certain Affiliate Transactions. Except as set forth in Schedule 4.12, to the Knowledge of NCI, no portion of the Business is conducted by any stockholder, director, officer or employee of Seller or its Affiliates and all of the assets necessary for, or used by Seller in, the conduct of Seller's Business, as it pertains to the publication and distribution of its publications, as presently conducted are owned or leased by Seller. To the Knowledge of NCI, all such Assets are exclusively owned or leased and used by Seller and not by any director, officer or employee of Seller or its Affiliates. Schedule 4.12 sets forth a complete list of all leased Assets and Buyer has been provided with a copy of all Contracts pertaining to such leased Assets of which the NCI has Knowledge. NCI has not entered into any Contract on behalf of Seller which is binding on Seller other than Contracts entered into in order to operate the Seller's business in the ordinary course and consistent with past practice.

         4.13. Litigation. Except as set forth on Schedule 4.13, to the Knowledge of Seller, no investigation or review or audit by any governmental entity or regulatory body, foreign or domestic, with respect to Seller or NCI in connection with the Business is pending (to the extent that the Seller has been served or Seller or NCI is otherwise aware) or threatened against Seller, and no governmental entity or regulatory body has advised Seller in writing of an intention to conduct the same. To the Knowledge of Seller, there is no claim, action, suit, investigation or proceeding pending (to the extent that the Seller has been served or Seller is otherwise aware) or threatened against or affecting Seller at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement. As of the date hereof, to the Knowledge of Seller and NCI, Seller is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to Seller or the Assets.

         4.14. Insurance. Schedule 4.14 contains a correct and complete list of all policies of insurance owned by Seller which policies shall remain in effect until the Closing Date.

         4.15. Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, Seller, or its Affiliates, if any, who might be entitled to any fee or commission from Buyer or its Affiliates upon the consummation of the transactions contemplated hereby or thereafter.

         4.16. Exclusivity of Representations and Warranties; No Implied Warranties. IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR NCI IS MAKING, HAS MADE, AND EXPRESSLY DISCLAIMS THE MAKING OF, ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO BUYER EXCEPT FOR THOSE SPECIFICALLY PROVIDED IN THIS ARTICLE IV, AND BUYER IS OTHERWISE ACCEPTING THE BUSINESS AND THE ASSETS "AS IS." EXCEPT FOR THE MATTERS THAT ARE EXPRESSLY COVERED BY THE PROVISIONS OF THIS AGREEMENT, BUYER IS RELYING ON ITS OWN INVESTIGATION AND ANALYSIS IN ENTERING INTO THIS AGREEMENT AND CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANY OTHER EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR NCI IN THIS
ARTICLE IV, NEITHER SELLER NOR NCI MAKES ANY REPRESENTATION OR WARRANTY, AND EXPRESSLY DISCLAIMS THE MAKING OF ANY REPRESENTATION OR WARRANTY, TO BUYER
REGARDING: (A) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED OR MADE AVAILABLE TO BUYER OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF SELLER OR THE FUTURE

BUSINESS OPERATIONS OF SELLER; (B) ANY OTHER INFORMATION OR DOCUMENTS CONCERNING FUTURE PERFORMANCE OF SELLER MADE AVAILABLE TO BUYER OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS WITH RESPECT TO THE SELLER OR THE BUSINESS OR OPERATIONS OF SELLER, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV HEREOF OR OTHERWISE SET FORTH IN THIS AGREEMENT; (C) THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY EQUIPMENT OR INVENTORY OF SELLER OR (D) THE VALUE OF THE BUSINESS, OPERATIONS OR ASSETS OF SELLER.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller and NCI as follows:

         5.1. Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by Buyer or the nature of the business conducted by it makes such qualification necessary. Buyer has heretofore delivered to Seller true, accurate and complete copies of the Articles of Organization and Operating Agreement of Buyer as in effect on the date hereof. Buyer is not in violation of any of the provisions of its Articles of Organization and Operating Agreement.

         5.2. Capitalization. Buyer has authorized 100 Membership Interests, of which 10 Membership Interests are issued and outstanding as of the date hereof. All issued and outstanding Membership Interests of Buyer have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights and liens. None of such issued and outstanding Membership Interests are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         5.3. Authority Relative to this Agreement. Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Management Committee of Buyer and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against it in accordance with its terms.

         5.4. No Conflict; Required Filings and Consents.

              (a) The execution and delivery of this Agreement by Buyer do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Buyer or by which its properties are bound or affected, (ii) violate or conflict with either the Articles of Organization or Operating

Agreement or other governance documents of Buyer or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a Lien on any of the properties of Buyer pursuant to any Contract to which Buyer is a party or by which Buyer or any of its properties is bound or affected.

              (b) Buyer is not required to submit any notice, report or other filing with any governmental entity or regulatory body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by Buyer in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

              (c) Buyer has not encumbered, nor has it agreed to encumber any of its assets and the Lien granted to Seller to secure Buyer's obligations under the Note and this Agreement will constitute a first priority Lien on Buyer's assets.

         5.5. Finder's Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller, upon the consummation of the transactions contemplated hereby or thereafter.

         5.6. Buyer Due Diligence. Buyer acknowledges that Schenkler has been the Publisher of the Publications of Seller and an officer and director of Seller and NCI since 1989. Buyer has discussed the representations and warranties (including those contained in Article IV) with Schenkler and, based upon these discussions, Buyer has no knowledge of any facts and/or circumstances which would make any of the representations and warranties of Seller or NCI untrue.


                                   ARTICLE VI.

                                    COVENANTS

         6.1. Best Efforts. Upon the terms and subject to the conditions herein provided, Seller, NCI and Buyer agree to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto or their officers, directors, managers or representatives shall take all such necessary action. Each of Seller and Buyer will execute any additional instruments necessary to consummate the transactions contemplated hereby.

         6.2.     [Intentionally Omitted]

         6.3.     [Intentionally Omitted]

         6.4. Employee Matters and Health Benefits. Buyer has, prior to the Effective Date, offered employment to commence as of the Effective Date to Seller's employees and Seller shall, as of the Effective Date, permit Buyer to hire Seller's employees. Following the Effective Date, Buyer shall use its best efforts to establish as soon as practical an "employee benefit plan" (as defined in Section 3(3) of ERISA). Buyer shall permit its employees to participate in such existing plan in accordance with its terms, provided that Buyer shall use its best efforts to have the plan permit (i) the employees' years of employment with Seller will be treated as years of employment with Buyer for purposes of meeting the eligibility, vesting and waiting period requirements under such plans, (ii) such employees' expenses that are covered under Seller's group health plan prior to the Closing will be taken into account in applying any deductible limit under Buyer's group health plan and (iii) all pre-existing condition limitations otherwise applicable will be waived. Except to the extent provided in Section 2.4(a)(v), Buyer shall be responsible for all obligations (including but not limited to notice obligations) with respect to Seller's employees after the Effective Date, including continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for Seller's employees and their beneficiaries, but only to the extent and for so long as such employees remain employed by Buyer.

         6.5. Restriction on Liens. Until the payment in full on the Note, Buyer shall not, nor shall it permit any successor to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of the Assets now owned or hereafter acquired, other than Liens granted to Seller pursuant to the Security Agreement (as hereinafter defined).

         6.6. Restriction on Mergers, Etc. Until the payment in full of Buyer's obligations under the Note, Buyer shall not (i) enter into a Contract contemplating, or otherwise consummate, a Change in Control or (ii) wind-up, dissolve or liquidate itself.

         6.7. Restriction on Dividends and Distributions. Until the payment in full of Buyer's obligations under the Note, Buyer shall not make any dividend payments or other distributions of their respective assets other than distributions required for the members of the Buyer to pay federal, state and local income taxes based upon the income of the Buyer.

         6.8. Access to Information. Until March 1, 2003, to the extent permitted by the contract with Soloman software systems and at no expense to Seller or NCI, Seller shall use commercially reasonable efforts to afford Buyer and its officers, managers and other agents electronic access, during normal business hours, to information about Seller which has not been previously transferred to the Buyer.

         6.9. Books and Records. Until the later of (i) the expiration of four
(4) years from the Effective Date (and, if at the expiration thereof any judicial proceeding is in progress, for such longer period as such judicial proceeding is in progress) with respect to books and records of Seller relating to the Assets, other than books and records of Seller relating to Asset-related Taxes, and (ii) the expiration of the applicable statutes of limitation, including any extension or waiver thereof, with respect to books and records of Seller relating to Asset-related Taxes, Buyer will retain, and, as Seller may reasonably request, permit Seller to inspect and copy, all books and records of Seller that relate to the period prior to the Effective Date. At any time after the fourth (4th) anniversary of the Effective Date or, with respect to Asset-related Tax matters, the expiration of all applicable statutes of limitation, including any extension or waiver thereof, Buyer shall be permitted to destroy the books and records; provided, however, that before destroying any of the books and records, Buyer shall give thirty (30) days notice thereof to Seller and give Seller reasonable opportunity to copy (at Seller's cost) such books and records to be destroyed.

         6.10. Bulk Sales. It will not be practicable to comply or to attempt to comply with the procedures of the Uniform Commercial Code or other bulk sales laws or similar laws of the jurisdiction in which the Assets to be conveyed hereby are situated or of any other jurisdictions which may be asserted to be applicable to the transaction contemplated hereunder and the parties believe that it is not clear that any such laws are applicable to such transaction. Accordingly, to induce Buyer to waive any requirement for compliance on the part of Seller with the procedures of any such laws, Seller hereby agree to indemnify and save and hold harmless Buyer and its Affiliates and each of their respective successors and assigns from and against any and all Loss arising out of or resulting from the failure of Buyer or Seller to comply with or perform any actions in connection with the provisions of any such law of any states or jurisdictions applicable to the transaction contemplated by this Agreement.

         6.11. Other Agreements.

              (a) Seller and NCI shall cease to use any of the names of any of the Publications, or any name, slogan, logo or trademark, which is similar or deceptively similar to any of those owned by or used in connection with any of the Publications. Buyer may refer to its business as formerly being Seller's.

              (b) In the event that after the Effective Date, Seller and/or its Affiliates receive any payment of any accounts receivable transferred to the Buyer, Seller and/or its Affiliate shall immediately deliver such payment to Buyer, endorsed where necessary.

              (c) Buyer shall pay when due all sales taxes and/or use taxes, recording fees, transfer taxes and other sales taxes and transfer taxes on the transfer of Assets, regardless of whether such tax is imposed by law on Buyer.

              (d) Seller agrees to transfer to Buyer all registrations and filings under which such Seller conducts business under an assumed name.

         6.12. Public Announcements; Non-Disparagement.

              (a) The parties agree that they will promptly release a public announcement in the form annexed as Schedule 6.12 concerning the transaction.

              (b) It is understood and agreed that neither NCI, Seller nor Buyer shall, nor shall it permit any of their respective officers, directors, managers, agents or employees to, make any oral or written statements which are disparaging about any other party to this transaction or its current employees at any time in the future unless required by law or legal process.

         6.13. Non-Competition. Seller and NCI agree that for a period of three
(3) years from the Effective Date, Seller will not, directly or indirectly, and whether as principal, agent or otherwise, alone or in association with any other Person, carry on or be engaged, concerned or take part in, or render services to, or own, share in the earnings of, or invest in the stocks, bonds, or other securities of any Person engaged in a Competitive Business in Queens County, New York. "Competitive Business" shall mean any residential oriented newspaper of the same nature as the Publications, the principal audience and the content of which is targeted primarily toward Queens County, New York. For purposes of clarification, the term Competitive Business shall not include newspapers of general circulation, such as The New York Post, Newsday, The New York Times and The Daily News. The foregoing covenant shall not been deemed to apply to any Person which acquires the business or assets of the Seller or NCI, whether through stock or asset acquisition or any other form of business combination, if such Person is or was engaged in a Competitive Business as of the time of such sale transaction.

         6.14. Confidentiality. (a) After the Effective Date, Seller and NCI and its Subsidiaries will, and shall cause its current executive officers to, treat and hold as such, and will not use for the benefit of themselves or others, any proprietary or other confidential information ("Confidential Information") concerning the operations or affairs of the Business. Confidential Information shall not include information which (i) is or becomes publicly known through no breach of the Seller's or NCI's obligations hereunder (ii) is in the public domain through no fault of Seller or NCI or any of their respective Affiliates; or (iii) is later lawfully acquired from other sources without the breach of any other agreement by Seller or NCI.

         (b) After the Effective Date, Buyer will, and shall cause its current executive officers to, treat and hold as such, and will not use for the benefit of themselves or others, any Confidential Information concerning the operations or affairs of NCI or NCI's Subsidiaries.

         (c) In the event a party or any of its Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then such party will notify the other(s) promptly in writing of the request or requirement so that the other(s) may seek an appropriate protective order or waive compliance with this
Section 6.14. If, in the absence of a protective order or receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information concerning the operations or affairs of its business to any governmental entity, then such party may disclose such proprietary or other confidential information to such governmental entity, provided that the disclosing party informs the other(s) of the requirement to disclose such information. The provisions of this Section 6.14 will not be deemed to prohibit the use of confidential information concerning the operations or affairs of any party to the extent reasonably required to prepare any required Tax Returns or financial statements or in connection with routine governmental audits of corporate overhead expenses.

         6.15. Non-Solicitation. For a period of three (3) years from and after the Effective Date, Seller and NCI will not, and will not cause or permit any of their respective Subsidiaries or executive officers to, solicit the employment of, offer employment to or hire any executive, managerial, professional, technical or other person employed by Buyer in the Business; provided, however, that the foregoing shall not apply to responses to or follow-up hiring in respect of general solicitations or advertisements for job positions not specifically directed to employees or to employees of Buyer who voluntarily seek employment with Seller, NCI or its Affiliates.

                                  ARTICLE VII.

                               CLOSING DELIVERIES

         7.1. Deliveries by Buyer. At the Closing, the following documents were delivered to the Seller and/or NCI:

              (a) Buyer executed and delivered to Seller a certificate of the Secretary of Buyer in the form of Exhibit C, certifying to the resolutions of the Management Committee of Buyer authorizing the transactions contemplated hereby and certifying that (i) such resolutions have not been revoked, suspended or amended and remain in full force and effect and (ii) this Agreement has been approved and adopted by all requisite corporate action on the part of Buyer.

              (b) Buyer executed and delivered the Note.

              (c) Buyer executed and delivered or caused to be executed and delivered to Seller or NCI the NCI Shares and stock powers duly endorsed and in proper form as required for transfer by NCI's transfer agent.

              (d) Buyer executed and delivered the Security Agreement in the form of Exhibit D attached hereto (the "Security Agreement"), which granted Seller a security interest in all of the assets of Buyer to secure the Buyer's obligations under the Note, the Security Agreement and this Agreement.

              (e) Schenkler resigned as a director of NCI.

              (f) Schenkler executed and delivered to Seller and NCI a certificate, in the form of Exhibit E hereto, to the effect that he has reviewed the representations and warranties set forth in Article IV, that he has provided the Seller with all information of which he had knowledge required to make the representations and warranties of the Seller and NCI included in Article IV not false or misleading, and that the representations and warranties set forth therein are, to the best of his knowledge, true and complete in all material respects.

              (g) The Lease Assignment and Assumption Agreement, in the form of Exhibit F hereto (the "Lease Assignment"), was executed and delivered by the Buyer and the Landlord, and the Landlord released Seller and NCI from any and all liability thereunder.

              (h) Each of Schenkler and the members of senior management of Seller identified by NCI executed and delivered an executed Confidentiality Agreement with NCI in the form of Exhibit G.

         7.2. Deliveries by Seller. At the Closing, the following documents were delivered to the Seller and/or NCI:

              (a) Seller executed and delivered to Buyer a certificate of the Secretary of Seller, in the form of Exhibit H, certifying to the resolutions of the Board of Directors and shareholders of Seller authorizing the transactions contemplated hereby and certifying that (i) such resolutions have not been revoked, suspended or amended and remain in full force and effect and (ii) this Agreement has been approved and adopted by all requisite corporate action on the part of Seller.

              (b) Seller executed and delivered to Buyer the following an executed bill of sale, in the form of Exhibit I.

              (c) Seller executed and Delivered the Security Agreement.

              (d) Seller executed and delivered the Lease Assignment.


                                  ARTICLE VIII.

                                    SURVIVAL

         All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the party delivering the same. All representations and warranties shall survive the Effective Date through and including March 31, 2004, except the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.7 and 4.12, which shall survive until the applicable statute of limitations. All covenants and agreements shall survive the consummation of the transactions contemplated hereby.


                                   ARTICLE IX.

                                 INDEMNIFICATION

              (a) Seller agrees to indemnify and hold harmless Buyer and its Affiliates from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon (i) any misrepresentation or breach of any of the warranties, covenants or agreements made by Seller or NCI in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto, or (ii) the Excluded Liabilities; provided, however, that in no event shall Seller be obligated to indemnify Buyer until such time as Losses shall exceed $75,000 in the case of clause (i) above and $40,000 in the case of clause (ii) above (the "Basket") nor shall it be obligated to indemnify Buyer in an amount which exceeds $350,000 (the "Cap") except that (x) neither the Basket nor the Cap shall apply with respect to Taxes accrued prior to the Closing Date, (y) the Cap shall not apply to any Excluded Liability not relating to Taxes accrued prior to the Effective Date, and (z) the Basket shall not apply with respect to the Liability set forth in 2.4(a)(iii); and provided, further, that Seller shall not be obligated to indemnify Buyer or its Affiliates for any Loss if Schenkler or any Person under Schenkler's supervision and control had actual knowledge of the matter giving rise to such Loss. The indemnification set forth herein shall be Buyer's sole and exclusive remedy for a misrepresentation or breach of any representation, warranty or covenant set forth in this Agreement.

              (b) Buyer hereby agrees to indemnify and hold harmless Seller and NCI from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon (i) any misrepresentation or breach of any of the warranties, covenants or agreements made by Buyer in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto, (ii) except to the Excluded Liabilities, the ownership, use or operation of its Assets or the conduct of the Business whether occurring before, on or after the Closing Date, or (iii) the Liabilities expressly assumed by Buyer pursuant to this Agreement, including the failure of Buyer to discharge when due the Assumed Liabilities; provided, however, that in no event shall Buyer be obligated to indemnify Seller in an aggregate amount that exceeds $350,000 unless such Loss relates to clauses (ii) or (iii) above, in which case the foregoing limitation shall not apply. The indemnification set forth herein shall be Seller's sole and exclusive remedy for a misrepresentation or breach of any representation, warranty or covenant set forth in this Agreement.

              (c) No claim for indemnification under this Article IX shall be valid unless notice of the matter which may give rise to such claim is given in writing by the party seeking indemnification (the "Indemnitees") to the party against whom indemnification may be sought (the "Indemnitors") as soon as reasonably practicable after such Indemnitees become aware of such claim, provided that the failure to notify the Indemnitors shall not relieve them from any Liability under this Article IX unless the Indemnitors shall be irrevocably prejudiced thereby. Such notice shall, to the extent reasonably possible, state that the Indemnitors are required to indemnify the Indemnitees for a Loss and shall specify the amount of Loss and the relevant details thereof.

              (d) The Indemnitors shall have the right to settle and to defend, through counsel satisfactory to the Indemnitees, at their expense, any action which may be brought in connection with all indemnifiable matters subject to this Article IX (a "Third Party Action"). In such event, the Indemnitees of the Loss in question and any successors thereto shall permit the Indemnitors access to their books and records and otherwise cooperate with the Indemnitors in connection with such action, provided that the Indemnitees shall have the right fully to participate in such defense at their own expense. The defense by the Indemnitors of any such action shall not be deemed a waiver by the Indemnitors of their right to assert a dispute with respect to the responsibility of the Indemnitors with respect to the Loss in question. The Indemnitors shall have the right to settle or compromise any claim against the Indemnitees without the consent of the Indemnitees provided that the terms thereof provide for the unconditional release of the Indemnitees and require the payment of monetary damages only. No Indemnitee shall pay or voluntarily permit the determination of any Liability which is subject to any such action while the Indemnitors are negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitors, which consent shall not be unreasonably withheld or delayed. If the Indemnitors shall fail to take reasonably timely action to defend any such action, the Indemnitees involved shall have the right to assume the defense thereof with counsel of their choosing, at the Indemnitors' expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitors shall fail to promptly defend, the Indemnitors shall not thereafter question the Liability of the

Indemnitors hereunder to the Indemnitees for any Loss (including reasonable counsel fees and other reasonable expenses of defense).

              (e) Indemnification payable hereunder shall be net of any insurance proceeds paid with respect to such Loss. To the extent that any Indemnitor pays an Indemnitee in respect of a Loss, any insurance proceeds subsequently received with respect to such Loss shall be immediately paid to the Indemnitor.


                                   ARTICLE X.

                         TERMINATION; AMENDMENT; WAIVER

         10.1. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

              (a) by mutual written agreement of Seller and Buyer;

              (b) by Seller or Buyer, as the case may be, if the Closing shall not have occurred on or before November 15, 2002 so long as the party terminating this Agreement pursuant to this Section 10.1 has not made any material misrepresentation or materially breached a covenant, agreement or warranty contained herein;

              (c) by Buyer, on the one hand, or Seller, on the other hand, if
(i) the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental entity or regulatory body having competent jurisdiction or (ii) there shall be a statute, rule or regulation which makes the transactions contemplated hereby illegal or otherwise prohibited;

              (d) by Seller, on the one hand, or Buyer, on the other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty set forth in this Agreement, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.

         10.2. Amendment. This Agreement may only be amended by action taken by Seller and Buyer. This Agreement may not be amended except by an instrument in writing signed by or on behalf of Seller and Buyer.

         10.3. Extension; Waiver. Seller and Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         11.1. Entire Agreement. This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof, all of which are merged herein. All references to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise.

         11.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Seller.

         11.3. Validity; Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect unless such enforceability causes this Agreement to fail in its essential purpose.

         11.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered if delivered in person, by telecopy, cable, telegram or telex, or the date of mailing if mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Buyer:

                  Tribco, LLC
                  174-15 Horace Harding Expressway
                  Fresh Meadows, New York 11465
                  Fax:
                  Attention: Michael Schenkler, President

         with a copy to:

                  Ruskin Moscou Faltischek, P.C.
                  190 EAB Plaza
                  East Tower, 15th Floor
                  Uniondale, New York 11556-0190
                  Fax: (516) 663-6750
                  Attention: Michael L. Faltischek, Esq.

         if to Seller:

                  c/o News Communications, Inc.
                  2 Park Avenue

                  New York, NY  10016
                  Fax: (212) 689-4018
                  Attention: Mr. James Finkelstein, President and Chief
                             Executive Officer

         with a copy to:

                  Piper Rudnick LLP
                  1251 Avenue of the Americas
                  New York, NY  10020
                  Fax: (212) 835-6001
                  Attention: Paul J. Pollock, Esq.


or to such other address as the Person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

         11.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws thereof (except for 5-1401 of the General Obligations Law of the State of New York).

         11.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         11.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

         11.8. Counterparts. This Agreement may be executed via facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         11.9. Specific Performance. Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         11.10. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates to the existence of the document or other item itself). The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         11.11. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         11.12 Expenses. Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the obligation of the party incurring such expenses.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.


                                              TRIBCO INCORPORATED


                                              By:  /s/ James A. Finkelstein
                                                  ------------------------------
                                                   James A. Finkelstein
                                                   President



                                              TRIBCO, LLC


                                              By:  /s/ Michael Schenkler
                                                  ------------------------------
                                                   Michael Schenkler
                                                   President



                                              NEWS COMMUNICTIONS INC.


                                              By:  /s/ James A. Finkelstein
                                                  ------------------------------
                                                   James A. Finkelstein
                                                   President